EXHIBIT 99.77K

Signature Page

This report is signed on behalf of the registrant (or depositor or trustee).

City of: New York           State of: New York         Date: November 29, 2007

RESERVE SHORT-TERM INVESTMENT TRUST

By: Bruce Bent II - Co-CEO

Witness: Arthur Bent  - Co-CEO